                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul R. Geist
EVP & Chief Financial Officer
816-584-5228
pgeist@aipc.com

For Immediate Release

           AMERICAN ITALIAN PASTA COMPANY REPORTS FISCAL 2008 RESULTS

         TOTAL REVENUE OF $569 MILLION; OPERATING INCOME OF $43 MILLION

                 WALT GEORGE PROMOTED TO CHIEF OPERATING OFFICER

KANSAS  CITY,  MO.,   December  10,  2008  --  American  Italian  Pasta  Company
(NASDAQ:AIPC),  the  largest  producer  of dry  pasta  in North  America,  today announced results for the fiscal year ended September 26, 2008 and the filing of its Annual Report on Form 10-K for fiscal 2008 with the  Securities and Exchange
Commission.

FISCAL 2008 FINANCIAL RESULTS

Revenues for the year increased $171.1 million, or 43.0%, to $569.2 million, led by a 39.7%  increase in revenue growth in the retail market and a 53.4% increase in the institutional market. Net income for fiscal 2008 increased $13.8 million, or 260%, to $19.1 million, or $0.99 per diluted share, versus net income of $5.3 million,  or $0.28 per diluted  share,  in fiscal 2007.  Revenues for the fourth quarter  increased $52.0 million,  or 47.2%,  to $162.1 million,  led by a 46.4%
increase in the retail market and a 49.8% increase in the institutional  market.
Net income for the fourth  quarter  increased  $5.4  million,  or 284%,  to $7.3 million,  or $0.36 per diluted  share,  versus a net income of $1.9 million,  or
$0.10 per diluted share, in the fourth quarter of fiscal 2007.

"The strong  results  illustrate  the expertise and hard work of our  employees, coupled with AIPC's  strategic  focus on the  fast-growing  customer brand pasta markets,"  said  Jack  Kelly,  president  and  CEO.  "While  we're  proud of our financial performance in fiscal 2008, much work remains to be done to profitably grow our business in light of the economy and ongoing  fluctuations  in the cost of raw materials that impact high-quality pasta  manufacturing,  adequate supply and great customer service."

Operational Highlights

•    Retail Revenues:  Retail revenues  increased  $121.1 million,  or 39.7%, to
     $425.5  million for fiscal year 2008,  from $304.4  million for fiscal year
     2007. The revenue increase is primarily the result of a $117.0 million,  or
     38.4%,  increase  related to higher average selling prices, a $2.4 million, or 0.8%,  increase  in volume,  and a $1.7  million,  or 0.1%,  increase in payments received

American Italian Pasta Co.,
December 10, 2008

     from the U.S. government under the Continued Dumping and Subsidy Offset Act of 2000.  Retail  revenues  increased  $38.9 million,  or 46.4%,  to $122.7 million for the fourth  quarter of 2008,  from $83.8 million for the fourth quarter of 2007.  The revenue  increase is  primarily  the result of higher average selling prices of 48.4%, partly offset by volume decreases of 2.0%.

•    Institutional Revenues:  Institutional revenues increased $50.0 million, or
     53.4%,  to $143.7  million  for fiscal  year 2008,  from $93.7  million for fiscal year 2007.  The revenue  increase is primarily the result of a $53.5 million,  or 57.1%,  increase due to higher average selling prices,  partly offset  by  a  $3.5  million,  or  3.7%,  decrease  due  to  lower  volume.
     Institutional  revenues increased $13.1 million, or 49.8%, to $39.4 million for the fourth  quarter of 2008,  from $26.3 million for the fourth quarter of 2007.  The revenue  increase is primarily the result of a $16.6 million, or 63.2%, increase due to higher average selling prices, partly offset by a
     $3.5 million,  or 13.4%,  decrease due to lower volume. The volume decrease is  primarily  due to bid  eligibility  changes  requiring  small  business participation in certain government contracts.

•    Cost of Goods Sold: Cost of goods sold increased $138.1 million,  or 44.7%, to $446.9 million for fiscal year 2008, from $308.8 million for fiscal year
     2007.  As a percentage  of revenues,  cost of goods  increased to 78.5% for fiscal year 2008,  from 77.6% for fiscal year 2007. For the fourth quarter, cost of goods sold increased  $34.9 million,  or 40.3%,  to $121.3 million, from $86.5  million for the prior year fourth  quarter.  As a percentage of revenues,  cost of goods  decreased to 74.9% for the fourth  quarter,  from
     78.6% for prior year fourth quarter. Our raw materials, transportation, and other input costs were unfavorable to prior year and fourth quarter but the effect of the increase was substantially offset by higher selling prices.

•    Gross profit:  Gross profit  increased  $33.0 million,  or 37.0%, to $122.3 million  for fiscal  year 2008,  from $89.3  million  for fiscal year 2007.
     Gross profit, as a percentage of revenues, decreased to 21.5% during fiscal
     2008,  compared to 22.4% during fiscal 2007.  Gross profit  increased $17.1 million,  or 72.6%,  to $40.7 million for the fourth quarter of 2008,  from
     $23.6 million for the fourth quarter of 2007. Gross profit, as a percentage of  revenues,  increased to 25.1%  during the fourth  quarter,  compared to
     21.4% during the fourth quarter of 2007.

•    Selling and marketing expense: Selling and marketing expense increased $6.2 million,  or 28.9%,  to $27.7  million  for fiscal  year  2008,  from $21.5 million  for  fiscal  year  2007.  Selling  and  marketing  expense,  as  a percentage  of revenue,  decreased to 4.9% for fiscal year 2008,  from 5.4%
     for fiscal year 2007. Selling and marketing expense increased $2.3 million, or 37.5%, to $8.5 million for the fourth quarter of 2008, from $6.2 million for the  fourth  quarter  of 2007.  Selling  and  marketing  expense,  as a percentage  of revenue,  decreased to 5.2% for the fourth  quarter of 2008, from 5.6% for the fourth quarter of 2007.

•    General and  administrative  expense:  General and  administrative  expense increased  39.1% to $46.7 million for fiscal year 2008,  from $33.5 million for fiscal year 2007. General and administrative  expenses, as a percentage of revenues,  decreased to 8.2% for fiscal year 2008,  from 8.4% for fiscal year 2007.  General and  administrative  expense  increased  95.0% to $16.8 million for the fourth  quarter of 2008,  from $8.6  million for the fourth quarter of 2007.  General and administrative  expenses,  as a percentage of revenues,  increased to 10.4% for the fourth quarter of 2008, from 7.8% for the fourth  quarter of 2007.  During  fiscal  year 2008,  $17.5  million of professional  fees  related  to the  restatement  of  historical  financial statements  and pending  legal  matters  were  recorded,  compared to $13.3 million  during fiscal year 2007.  Included in the

American Italian Pasta Co.,
December 10, 2008

     fourth  quarter  of fiscal  2008  amount is the  monetary  penalty  of $7.5 million to the U.S. Department of Justice.

•    Impairment  of brands:  We completed  our annual review of fiscal year 2008 brand intangible values based on the 2009 fiscal year business plan and our forecast  available in the fourth quarter of fiscal year 2008. Based on our review in the  fourth  quarter  of fiscal  2008,  we have  recorded  a $3.7 million non-cash impairment charge on two of our brands.

•    Operating profit:  Operating profit for fiscal year 2008 was $43.1 million, an increase of $8.7  million,  as compared to $34.4  million  reported  for fiscal year 2007. Operating profit decreased as a percentage of revenues to
     7.6% for fiscal year 2008, from 8.6% for fiscal year 2007. Operating profit for the  fourth  quarter of 2008 was $11.0  million,  an  increase  of $2.2 million,  as  compared  to $8.8  million  for the  fourth  quarter of 2007.
     Operating  profit  decreased  as a  percentage  of revenues to 6.8% for the fourth quarter of 2008, from 8.0% for the fourth quarter of 2007.

WALT GEORGE PROMOTED TO CHIEF OPERATING OFFICER

The Company  announced that Walt George has been named Chief Operating  Officer.
Mr. George, who joined the Company in 2001, will continue his responsibility for all  manufacturing  operations and will also manage the Company's  institutional business,  including its food service and ingredient sales. "We are very pleased to promote Walt into this position. He has and continues to lead improvements in our supply chain and we are confident that his experience translates well to our institutional  business as we remain  focused on delivering the highest level of quality and service to our valued customers", added Mr. Kelly.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

When used in this  release,  the  words  "anticipate,"  "projected,"  "believe,"
"estimate,"  and  "expect"  and  similar  expressions  are  intended to identify forward-looking statements, but are not the exclusive means of identifying these statements.  The statements by the Company  regarding the pasta market,  cost of goods, and financial  performance are forward  looking.  If any of the Company's assumptions  prove incorrect or should  unanticipated  circumstances  arise, the
Company's actual results could materially  differ from those anticipated by such forward-looking  statements. For a discussion of factors that could cause actual results to materially  differ from those  anticipated,  see the risk factors set forth in item 1A of the Company's Form 10-K for the fiscal year ended  September
26, 2008.  The Company will not update any  forward-looking  statements  in this press release to reflect future events.

                                      # # #

American Italian Pasta Co.,
December 10, 2008

                         AMERICAN ITALIAN PASTA COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                      Three Months Ended (unaudited)                        Year Ended
                                                 --------------------- -------------------    ------------------- ------------------
                                                  September 26, 2008   September 28, 2007     September 26, 2008  September 28, 2007
                                                  ------------------   ------------------     ------------------  ------------------
Revenues                                                $ 162,061           $ 110,066              $ 569,196            $ 398,122
Cost of goods sold                                        121,328              86,462                446,891              308,819
                                                        ---------           ---------              ---------            ---------
Gross profit                                               40,733              23,604                122,305               89,303

          Gross profit as a percent of revenues             25.1%               21.4%                  21.5%                22.4%

Selling and marketing expense                               8,477               6,166                 27,727               21,503
General and administrative expense                         16,830               8,630                 46,663               33,548
Impairment charges to brands                                3,654                   -                  3,654                    -
(Gain) loss related to long-lived assets                      795                (41)                  1,139                (109)
                                                        ---------           ---------              ---------            ---------
Operating profit                                           10,977               8,849                 43,122               34,361

          Operating profit as a percent of revenues          6.8%                8.0%                   7.6%                 8.6%

Interest expense, net                                       5,534               7,206                 26,240               29,421
Other (income) expense, net                                 (132)                (50)                     92                (245)
                                                        ---------           ---------              ---------            ---------

Income before income taxes                                  5,575               1,693                 16,790                5,185
Income tax benefit                                        (1,720)               (160)                (2,321)                (163)
                                                        ---------           ---------              ---------            ---------
Net income                                               $  7,295            $  1,853              $  19,111             $  5,348
                                                        =========           =========              =========             ========

EARNINGS PER COMMON SHARE
Net income per common share                              $   0.37            $   0.10               $   1.00             $   0.29

Weighted-average common shares outstanding                 19,507              18,677                 19,118               18,673
                                                        =========           =========              =========             ========

EARNINGS PER COMMON SHARE - ASSUMING DILUTION
Net income per common share                              $   0.36            $   0.10               $   0.99             $   0.28

Weighted-average common shares outstanding
  (including dilutive securities)                          20,127              18,929                 19,384               18,951
                                                        =========           =========              =========             ========

American Italian Pasta Co.,
December 10, 2008

                         AMERICAN ITALIAN PASTA COMPANY
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)
                                                                                   September 26, 2008   September 28, 2007
ASSETS
Current assets:
     Cash and cash equivalents                                                             $ 38,623             $  16,635
     Short-term investments                                                                   2,370                     -
     Trade and other receivables, net                                                        49,197                38,279
     Inventories                                                                             66,026                44,443
     Other current assets                                                                     5,819                 7,629
     Deferred income taxes                                                                    2,126                 2,381
                                                                                          ---------             ---------
Total current assets                                                                        164,161               109,367

Property, plant and equipment, net                                                          303,503               316,109
Brands                                                                                       79,769                83,282
Other assets                                                                                  5,591                19,205
                                                                                          ---------             ---------
Total assets                                                                              $ 553,024             $ 527,963
                                                                                          =========             =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                     $  29,541             $  19,195
     Accrued expenses                                                                        37,258                31,523
     Other                                                                                       99                 1,181
     Short term debt and current maturities of long term debt                                24,913                 1,963
                                                                                          ---------             ---------
Total current liabilities                                                                    91,811                53,862
Long term debt, less current maturities                                                     217,000               240,000
Income tax payable                                                                            1,783                     -
Deferred income taxes                                                                        34,054                35,286
Litigation settlement                                                                             -                26,500
Other long term liabilities                                                                   2,405                   397
                                                                                          ---------             ---------
Total liabilities                                                                           347,053               356,045
Commitments and contingencies
Stockholders' equity:
     Preferred stock, $.001 par value:
         Authorized shares - 10,000,000                                                           -                     -
         Issued and outstanding shares - none
     Class A common stock, $.001 par value:
         Authorized shares - 75,000,000                                                          22                    21
         Issued and outstanding shares - 22,454,145 and 20,259,060, respectively, a
             September 26, 2008 and 20,832,627 and 18,674,628, respectively, at September
             28, 2007
          Class B common stock, par value $.001
              Authorized shares - 25,000,000; Issued and outstanding - none                       -                     -
          Additional paid-in capital                                                        261,772               247,492
          Treasury stock, 2,195,085 shares in 2008 and                                     (52,076)              (52,029)
              2,157,999 shares in 2007, at cost

          Accumulated other comprehensive income                                             16,728                15,352

          Accumulated deficit                                                              (20,475)              (38,918)
                                                                                          ---------             ---------
     Total stockholders' equity                                                             205,971               171,918
                                                                                          ---------             ---------
     Total liabilities and stockholders' equity                                           $ 553,024             $ 527,963
                                                                                          =========             =========